Exhibit 10.42

THIS AMENDMENT (“Amendment”) TO AMENDED AND RESTATED COAL MINING LEASE AGREEMENT is made and dated on December 18, 2009 (“Effective Date”), and is by and between WPP LLC (“Lessor”), a Delaware limited liability company, and WILLIAMSON ENERGY, LLC (“Lessee”), a Delaware limited liability company, each a “Party” and collectively the “Parties”.

W I T N E S S E T H

WHEREAS, the Parties have entered into that certain Amended and Restated Coal Mining Lease Agreement dated as of August 14, 2006 (“Lease”) regarding the leasing of certain coal reserves and the terms and conditions under which such coal reserves are to be mined; and

WHEREAS, the Parties are willing and have agreed to amend the Lease in accordance with the terms, conditions, and provisions of this Amendment.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and for other good and valuable consideration including without limitation the continuation of the Lease as amended by this Amendment, the Parties, intending to be legally bound hereby, covenant and agree as follows:

1. Lessor and Lessee hereby agree to add to the Leased Premises (as defined in the Lease) for the purpose of mining (by any deed or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting, the following coal (as hereafter defined) in and under the Additional Property (as hereafter defined): all the coal in the Herrin No. 6 Seam of coal (“coal”) in and under that area bordered or outlined with a blue line with the words “LEASE ADDITION” printed within such blue border or boundary on the map or drawing attached hereto and incorporated herein entitled “EXHIBIT A – Lease Exhibit” (bearing “DATE: 12/14/2009”) (“Exhibit A”) in Sections 9 and 10, Township 8 South, Range 4 East, of the Third P.M., Williamson County, Illinois (“Additional Property”). The Additional Property is described on Exhibit A as the “Area to be added to the Coal Mining Lease Agreement”; contains 89.2 acres, more or less; and is further described in a metes and bounds description set forth on Exhibit A, reference to which is made for a further and more particular description of the Additional Property. From and after the Effective Date, the coal in and under the Additional Property shall be part of the Leased Premises and shall be treated and considered to be part of the Leased Premises for all purposes in and under the Lease.

2. Notwithstanding anything in Section 4 of the Lease (“Royalties”) to the contrary, for all the coal in and underlying the Additional Property mined by the longwall mining method Lessee shall pay Lessor a tonnage royalty in the amount of 10.18% of the Gross Selling Price (as defined in the Lease) of such coal in accordance with the applicable terms and provisions of said Section 4 of the Lease. Notwithstanding anything in Section 4 of the Lease (“Royalties”) to the contrary, for all the coal in and underlying the Additional Property mined by any mining method other than the longwall mining method Lessee shall not owe or pay Lessor any tonnage royalty, any overriding royalty, or any other form of payment or remuneration.

3. Lessor and Lessee hereby agree that a specific part of portion of the Leased Premises in and under the Lease (hereafter described as the “Released Property”) is and shall be released from the Lease, from the operation and effect thereof, and from the Leased Premises therein. The “Released Property” is all of the No.5 and Herrin No.6 Seams of coal in and under the area bordered or outlined with a blue line with the words “RELEASED PROPERTY” printed within such blue border or boundary on the map or drawing attached hereto and incorporated herein entitled “EXHIBIT B - Released Property” (bearing “DATE: 12/14/2009”) (“Exhibit B”) in Sections 11, 12, 13 and 14, Township 7 South, Range 3 East, of the Third P.M., in Franklin County, Illinois. The Released Property on Exhibit B contains 61.9 acres, more or less; and is further described in a metes and bounds description set forth on Exhibit A, reference to which is made for a further and more particular description of the Released Property. Lessor hereby specifically releases the Released Property from the Lease, from the operation and effect thereof, and from the Leased Premises therein; and Lessee hereby specifically accepts the release of the Released Property from the Lease, from the operation and effect thereof, and from the Leased Premises therein.

4. In connection with this Amendment and all transactions contemplated by this Agreement, each Party agrees, and agrees to cause its affiliates, to prepare, execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Amendment and all such transactions.

5. This Amendment shall be interpreted as mutually drafted by all Parties and shall not be construed more severely against any Party as the preparer of the document.

6. This Amendment may be executed in any number of counterparts (including facsimile counterparts), all of which taken together shall constitute one and the same instrument, and any Party may execute this Amendment by signing any such counterpart(s).

7. Except as expressly modified and amended in this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, each Party has executed this Amendment as of the Effective Date.

NRP (OPERATING) LLC On Behalf of WPP LLC As Its Sole Member

By:	/s/ Kevin F. Wall

Name:	Kevin F. Wall

Title:	Executive VP – Operations

WILLIAMSON ENERGY, LLC

By	/s/ Donald R. Holcomb

Name:	Donald R. Holcomb

Title:	Authorized Person

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 18th day of December, 2009, by Kevin F. Wall, the Executive VP - Operations of NRP (OPERATING) LLC, which is the sole member of WPP LLC, a Delaware limited liability company, on behalf of WPP LLC.

My Commission expires: March 13, 2011.

/s/ Regina D. Sacre
Notary Public

[SEAL]

STATE OF WV,

COUNTY OF KANAWHA, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 22nd day of December, 2009, by Donald R. Holcomb, the Authorized Person of WILLIAMSON ENERGY, LLC, a Delaware limited liability company, on behalf of WILLIAMSON ENERGY, LLC.

My Commission expires: June 20, 2015.

/s/ Linda E. Sadler
Notary Public

[SEAL]

4